Exhibit 16.2

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
(816) 813-0098

March 12, 2008

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

RE: U.S. Canadian Minerals, Inc.

Ladies and Gentlemen:

We have read the statements made by U.S. Canadian Minerals, Inc. in Item 4.01 of the accompanying Form 8-K filed with the Securities and Exchange Commission. We agree with the statements contained herein concerning our firm.

Very Truly Yours,

/s/ Sara Jenkins
Sara Jenkins, Managing Partner
The Blackwing Group, LLC,
a Missouri Limited Liability Company
Independence, Missouri, USA